                                                                      EXHIBIT 11
                       THE LIMITED, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                      (Thousands except per share amounts)
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


                                              Quarter Ended
                                       ----------------------------
                                        February 3,    January 28,
                                           1996           1995
                                       -------------  -------------
Net Income                                  $216,225       $256,745
                                       =============  =============
Common Shares outstanding:

    Weighted average                         379,454        379,454

    Dilutive effect of stock options             229            640

    Weighted average treasury shares         (22,057)       (21,769)
                                       -------------  -------------
    Weighted average used to calculate
       net income per share                  357,626        358,325
                                       =============  =============
Net Income per share                        $   0.60       $   0.72
                                       =============  =============

                                                Year Ended
                                       ----------------------------
                                        February 3,    January 28,
                                           1996           1995
                                       -------------  -------------
Net Income                                  $961,511       $448,343
                                       =============  =============
Common Shares outstanding:

    Weighted average                         379,454        379,454

    Dilutive effect of stock options             779            649

    Weighted average treasury shares         (21,862)       (21,502)
                                       -------------  -------------
    Weighted average used to calculate
       net income per share                  358,371        358,601
                                       =============  =============
Net Income per share                         $  2.68       $   1.25
                                       =============  =============
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